UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 17, 2012

ROEBLING FINANCIAL CORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-50969	55-0873295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 130 South & Delaware Avenue, Roebling, New Jersey	08554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (609) 499-0355

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ROEBLING FINANCIAL CORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     (c)           On September 17, 2012, the Registrant’s Board of Directors appointed R. Scott Horner as President and Chief Executive Officer of the Registrant.  Mr. Horner, age 61, has also been appointed as President of the Registrant’s principal subsidiary, Roebling Bank.  Prior to his appointments, Mr. Horner had served as Vice President of Operations of Roebling Bank since November 2011.  Mr. Horner previously served as Executive Vice President and Chief Financial Officer of Sterling Banks, Inc., Mt Laurel, New Jersey, from 1997 until its acquisition in 2010.  Mr. Horner also served as a director of Sterling Banks, Inc. from 1998 to 2010.  Mr. Horner currently has loans outstanding from Roebling Bank.  All such loans were made by Roebling Bank in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROEBLING FINANCIAL CORP, INC.
Date: September 19, 2012	By:	/s/ Janice A. Summers
Janice A. Summers Senior Vice President, Chief Operating Officer and Chief Financial Officer (Duly Authorized Representative)